UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  December 19, 2013

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

8510 Colonnade Center Drive, Raleigh, North Carolina 27615
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2013, the Board of Directors (the “Board”) of Salix Pharmaceuticals, Ltd. (the “Company”) approved a form of indemnity agreement (the “Indemnity Agreement”) for the directors and executive officers of the Company.  Each of the Company’s directors and executive officers will execute the Indemnity Agreement.  Under the Indemnity Agreement:

•
Directors and officers are indemnified, held harmless and exonerated to the fullest extent permitted by applicable law against all expenses, judgments, liabilities, fines, penalties and amounts paid in settlement incurred in connection with being a party to, or otherwise participating in, any legal proceeding by virtue of having served as a director, officer, employee or agent of the Company.  For proceedings brought by or in the right of the Company, indemnification is limited to expenses incurred by directors and officers in connection with such proceedings.

•	The Company shall advance expenses incurred by directors and officers in defending against such proceedings.

The foregoing summary of the Indemnity Agreement is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Indemnity Agreement filed as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 1.01.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective December 19, 2013, the Board approved and adopted amended and restated Bylaws of the Company (the “Amended Bylaws”).  Among the changes to the Bylaws, the Board amended Article VIII to include a forum selection provision for the adjudication of disputes.  Such provision provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Company to the Company or its stockholders, any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or the Amended Bylaws, any action to interpret, apply, enforce or determine the validity of the Company’s Certificate of Incorporation or the Amended Bylaws or any action asserting a claim governed by the internal affairs doctrine shall be adjudicated in the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware.

The Amended Bylaws also include certain technical, conforming and clarifying changes.  The foregoing summary of the Amended Bylaws is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amended Bylaws filed as Exhibit 3.1 to this Current Report and incorporated by reference into this Item 5.03.

In addition, effective December 19, 2013, the Company amended its Corporate Governance Guidelines and Policies to set forth a director resignation policy whereby any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” in such election must promptly tender his or her resignation to the Board, which will consider whether to accept the resignation.  The resignation policy requires the remaining members of the Board, through a process managed by the Nominating/Corporate Governance Committee and excluding the director nominee in question, to determine whether to accept such resignation.  Such determination must be made within ninety (90) days after the certification of the election results and must be publicly disclosed.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws, as amended and restated as of December 19, 2013

10.1	Form of Indemnity Agreement for Directors and Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: December 23, 2013

/s/ Adam C. Derbyshire
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws, as amended and restated as of December 19, 2013

10.1	Form of Indemnity Agreement for Directors and Executive Officers